UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 3, 2013

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On May 3, 2013, Frontier Communications Corporation (the “Company”) entered into a new $750.0 million revolving credit facility (the “New Credit Facility”).  The terms of the New Credit Facility are set forth in the Credit Agreement, dated as of May 3, 2013, among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the joint lead arrangers, joint bookrunners, syndication agent and joint documentation agents named therein (the “Credit Agreement”).  Associated facility fees under the New Credit Facility will vary from time to time depending on the Company’s debt rating (as defined in the Credit Agreement).  The New Credit Facility is scheduled to terminate on November 3, 2016.  During the term of the New Credit Facility, the Company may borrow, repay and reborrow funds, and may obtain letters of credit, subject to customary borrowing conditions.  Loans under the New Credit Facility will bear interest based on the alternate base rate or the adjusted LIBO rate (each as determined in the Credit Agreement), at the Company’s election, plus a margin specified in the Credit Agreement based on the Company’s debt rating.  Letters of credit issued under the New Credit Facility will also be subject to fees that vary depending on the Company’s debt rating.  The New Credit Facility will be available for general corporate purposes but may not be used to fund dividend payments.

Item 1.02                Termination of a Material Definitive Agreement

Upon entering into the Credit Agreement, the Company’s existing $750.0 million revolving credit agreement, dated as of March 23, 2010, among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and the joint lead arrangers, joint bookrunners and syndication agent named therein was terminated.

Item 8.01                Other Events

On May 6, 2013, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.10 per share, payable on June 28, 2013 to holders of record of its common stock at the close of business on June 7, 2013.  A copy of the Company’s press release issued on May 6, 2013 announcing the declaration of the dividend is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 6, 2013	By:/s/ Susana D’Emic
Susana D’Emic
Senior Vice President and Controller